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                                                                   Exhibit 21(a)

Subsidiaries of Illinois Power Company

                                                     State or Jurisdiction
Name                                                    of Incorporation
----                                                 ---------------------
  Illinois Power Company                             Illinois
    IP Gas Supply Company                            Illinois
    Illinois Power Fuel Company (1)                  Illinois
    Illinois Power Capital, L.P. (2)                 Delaware
    Illinois Power Financing I                       Delaware
    Illinois Power Securitization Limited
      Liability company (3)                          Delaware
    Illinois Power Special Purpose Trust (4)         Delaware

(1) Illinois Power Company owned 50% of the common stock of Illinois Power Fuel Company. The Fuel Company was dissolved on February 23, 2000.

(2) Illinois Power Company is the general partner in Illinois Power Capital, L.P., with a 3% equity ownership share. Illinois Power Capital is consolidated in the accounts of Illinois Power Company.

(3) Illinois Power Company is the sole member of Illinois Power Securitization Limited Liability Company.

(4) Illinois Power Securitization Limited Liability Company is the sole owner of the Illinois Power Special Purpose Trust.